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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 5, 2005

HIGH GRADE MINING CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	None
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

885 Pyrford Road
West Vancouver, British Columbia, Canada V7S 2A2
(Address of principal executive offices and Zip Code)

(604) 925-0220
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

b.   On January 5, 2006, Robert M. Baker resigned as president, principal executive officer, treasurer, principal financial officer, and principal accounting officer. This resignation was not as a result of any disagreement with us.

c.   On January 5, 2006, Elden Schorn was appointed to our board of directors. Mr. Schorn was also appointed president, principal executive officer, treasurer, principal financial officer and principal accounting officer. From Nov 3, 2005 to Present, Mr. Schorn was the chief executive office of Global Green Solutions Inc. Global Green Solutions Inc. establishes financing and implements projects internationally to reduce Green House Gas emissions and develops green credits for sale in the carbon markets taking advantage of the mechanisms established under the Kyoto Accord. From 1996 to 2004, Mr. Schorn was the president of Schorn Consulting Ltd. Schorn Consulting Ltd. provided financial services, investor relations support and government relations consulting services to companies and industry associations, as well as to the Canadian Federal and British Columbia Provincial Government. From 1995 to 1997, Mr. Schorn was Vice President, B.C. Region, Canadian Manufacturers and Exporters Association (CEO of the Association of British Columbia). The Canadaian Manufacturers and Exporters Association is Canada's leading business network who's members are responsible for 75% of Canada's manufactured goods and 90% of Canada's manufactured exports. From 1993 to 1995 Mr. Schorn was Consul and Senior Investment Advisor, Canadian Consulate, New York, New York. As Consul and Senior Investment Advisor, Mr. Schorn was the Canadian Government representative in New York responsible for dealing with the United States on all matters related to U.S. investment in Canada with a primary focus on dealing with the New York financial community for investment in Canada and with U.S. corporations for plant expansion in Canada. From 1998 to 2003 Mr. Schorn was the Director General, Operations, Western Diversification Canada, Government of Canada. As such Mr. Schorn was responsible for operations in British Columbia of an investment fund established by the Federal Government of Canada in Western Canada. Mr. Schorn graduated from the Faculty of Education University of British Columbia and did additional course work at the University of Alberta.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 10th day of January, 2006.

HIGH GRADE MINING CORP.

BY:	/s/ Elden Schorn
Elden Schorn, president, principal executive officer, treasurer, principal financial officer, principal accounting officer and a member of the board of directors